Exhibit 10.28

AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into as of the 1st day of February 2008 by and between QUINTILES TRANSNATIONAL CORP., a North Carolina corporation (the “Company”), and DENNIS B. GILLINGS, Ph.D. (“Executive”).

WHEREAS, the Company, Executive, and Pharma Services Holding, Inc. are parties to an Executive Employment Agreement dated September 25, 2003 (the “Employment Agreement”);

WHEREAS, all of Pharma Services Holding, Inc.’s rights, obligations, and interests in the Employment Agreement were assigned to the Company and assumed by the Company pursuant to an Assignment and Assumption Agreement among the Company, Executive, and Pharma Services Holding, Inc. dated March 31, 2006; and

WHEREAS, the Company and Executive desire to amend the Employment Agreement to memorialize new compensation arrangements and a new reimbursement rate for business use of certain aircraft and other related revisions, all as approved by the Company’s Board of Directors in December 2007.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree that the Employment Agreement shall be amended as follows:

1. Section 3(ii) is amended by adding a second sentence which reads as follows:

For the year 2008, Executive is eligible to participate in the Quintiles Performance Incentive Plan at a target level of one hundred fifty percent (150%) of his annual base salary; this target level may be increased or decreased in subsequent years at the discretion of the Company. Beginning with the year 2008, the Performance Incentive Plan cap shall increase to two hundred percent (200%) of target, based on Company and personal performance.

2. Section 3 is amended by the addition of a new subsection (xi) which shall read as follows:

(xi) An option to purchase One Million (1,000,000) shares of the Common Stock of the Company under the Company’s 2008 Stock Incentive Plan (“New Plan”). The option shall be fully vested as of the date of grant with an exercise price equal to the fair market value of the Company’s Common Stock as of the date of grant and shall be granted no later than December 31, 2008.

3. Section 3(viii) (reimbursement for business use of aircraft) is amended to provide that the rate of reimbursement shall be Thirteen Thousand Five Hundred and Two Dollars ($13,502) per business flight hour rather than Ten Thousand Seven Hundred Ninety-Four Dollars ($10,794) per business flight hour and to delete Exhibit A and replace that Exhibit with the Exhibit A, Amended attached hereto indicating the revised reimbursement formula.

4. Section 4(g), Sale of Pharma; Qualifying Offering, is deleted in its entirety and the following Section is inserted in lieu thereof:

(g) Sale of the Company: Qualifying Offering. Upon a “Qualifying Offering,” as defined in the Shareholders Agreement between the Company and certain shareholders, dated January 22, 2008 (the “Shareholders Agreement”) or upon a sale (whether effected pursuant to Section 2.4 of the Shareholders Agreement or by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise), in one transaction or a series of related transactions to a Person or Persons that is not a Shareholder or a Permitted Transferee or Associate (as such terms are defined in the Shareholders Agreement) of any Shareholder or of any Permitted Transferee of any Shareholder pursuant to which such Person or Persons (together with its Affiliates) acquires (i) securities representing at least seventy-five percent (75%) of the voting power of the Common Stock of the Company, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into Common Stock, or (ii) of all, or substantially all of the Company’s assets on a consolidated basis (a “Sale of the Company”) if, at least thirty (30) days prior to the consummation thereof, Gillings or the Company (at the direction of a majority of the Board) shall have delivered to the other party a written notice that Gillings’ employment shall not be extended beyond the consummation of such Qualifying Offering or Sale of the Company, as the case may be; or

5. Section 5(b) is amended to effect the following changes:

“Sale of Pharma” shall mean “Sale of the Company”;

“stockholder” shall mean “shareholder”;

“Majority Common Stockholders” shall mean “Majority Common Shareholders”; and

“Stockholders Agreement” shall mean “Shareholders Agreement”.

6. Section 6(a)(y) is deleted in its entirety and the following inserted in lieu thereof:

(y) three (3) years following the date Gillings (or any Permitted Transferee thereof (as defined in the Shareholders Agreement)) cease to own any equity interest in the Company or any of its subsidiaries and .

7. Except as amended hereby, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed by the Company and Executive in all respects.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year set forth above.

QUINTILES TRANSNATIONAL CORP.

By:	/s/ Michael Mortimer
	Name:	Michael Mortimer
	Title:	Executive Vice President, Global Human Resources

EXECUTIVE:

/s/ Dennis B. Gillings
Dennis B. Gillings, Ph.D.

Proposed Reimbursement for Business use of Aircraft

Based on NetJets g V Pricing

Exhibit A

	Estimated Annual Hours	%

Estimated Business Hours	700	77.78%
Total Nonbusiness Hours	200	22.22%

Total	900	100.00%

All amounts from NetJets Pricing sheet			Total Annual Cost

Capital cost	46,000,000			Full Share Cost - New		$50,000,000
Estimated Business %	77.78%

Business Capital Cost	35,777,778
Less residual value	(23,253,101)			Residual Value Estimate		65.0%

Business Capital Cost	12,524,677			Annual Market Depreciation		9.0%
Years to Amortize	5
Annual Capital Cost - Business			$2,504,935

Annual Interest Expense	2,394,000
Estimated Business %	77.78%		$1,862,000

Monthly Fee	267,203			Stated Monthly Fee	Assumed NetJets Profit	Adjusted Monthly Fee
Estimated Business %	77.78%			$ 296,892	10%	$267,203

Business Monthly Fee	207,824	(× 12 months)	2,493,893
Per Hour Rate	3,701	(× 700 Hours)	2,590,700	NetJets Stated Rate	Assumed NetJets Profit	Adjusted NetJets Rate

				$ 3,701	0%	$3,701
Total Reimbursement			$9,451,528

Per hour Reimb. For Business hours			$13,502

Capital Cost and Monthly Fee use NetJets 700 hours rates to reflect the cost of “empty flights” built into NetJets rates.